                                                                       Exhibit 99-B.8.113

                                                                    THIRD AMENDMENT
                                                                                      TO
                                                     FUND PARTICIPATION AGREEMENT

                                                                           WITNESSETH

       WHEREAS, ING Life Insurance and Annuity Company (formerly Aetna Life Insurance and Annuity
Company) (“ILIAC”), OppenheimerFunds, Inc. (the “Adviser”) and Oppenheimer Variable Account
Funds (the “Fund”), (collectively, the “Parties”), have entered into a Fund Participation Agreement dated
March 11, 1997 (the “Agreement”), and as amended on December 1, 1999 and May 1, 2004; and

       WHEREAS, the Parties reserved to themselves the right to amend the Agreement from time to time in a writing executed by the Parties; and

       WHEREAS, the Parties now desire to amend the Agreement as set forth below;

       NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Parties agree that the Agreement shall be amended as follows:

(1)	ING USA Annuity and Life Insurance Company and its Separate Accounts are added as a Party to the Agreement.

(2)	ReliaStar Life Insurance Company and its Separate Accounts are added as a Party to the Agreement.

(3)	ReliaStar Life Insurance Company of New York and its Separate Accounts are added as a Party to the Agreement.

       Except as provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect.

       IN WITNESS WHEREOF, the undersigned have executed this third amendment by their duly authorized officers as of the 15th day of August, 2007.

ING Life Insurance and Annuity Company		Oppenheimer Variable Account Funds
By:	/s/ Michael C. Eldredge	By:	/s/ Brian W. Wixted
Name:	Michael C. Eldredge	Name:	Brian W. Wixted
Title:	Vice President	Title:	Treasurer
OppenheimerFunds, Inc.		ING USA Annuity and Life Insurance Company
By:	/s/ Christina Nasta	By:	/s/ Richard K. M. Lau
Name:	Christina Nasta	Name:	Richard K. M. Lau
Title:	Vice President	Title:	Vice President
ReliaStar Life Insurance Company		ReliaStar Life Insurance Company of New York
By:	/s/ Richard K. M. Lau	By:	/s/ Richard K. M. Lau
Name:	Richard K. M. Lau	Name:	Richard K. M. Lau
Title:	Vice President	Title:	Vice President

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